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                                                                     Exhibit 8.1

                     [Letterhead of Sullivan & Cromwell]



                                                                     May 3, 2000





The Goldman Sachs Group, Inc.,
  85 Broad Street,
      New York, New York 10004.


Ladies and Gentlemen:

        As counsel to The Goldman Sachs Group, Inc. (the "Company") in connection with offers and sales of the 6.65% Notes due 2009 in market-making transactions pursuant to the Prospectus which forms a part of the Registration Statement of the Company to which this opinion is filed as an exhibit, we hereby confirm to you that the discussion set forth under the heading "United States Taxation" therein is our opinion, subject to the limitations set forth therein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                                    Very truly yours,


                                                    /s/ Sullivan & Cromwell
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